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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 31, 1996
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                           FOUNTAIN OIL INCORPORATED
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            (Exact name of registrant as specified in its charter)


Delaware                                0-9147                91-0881481
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(State or other jurisdiction    (Commission File Number)  (I.R.S. Employer
of incorporation)                                         Identification No.)



1400 Broadfield Blvd., Suite 100, Houston, Texas                  77084-5163
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(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code  281-492-6992
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         1400 Broadfield Blvd., Suite 200, Houston, Texas  77084-5163
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         (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS

          On November 29, 1996, Registrant called for redemption a series of stock purchase warrants (the "Warrants") having an original expiration date of February 28, 1997 entitling the holders thereof to purchase shares of Registrant's Common Stock at an exercise price of $6.00 per share. In connection therewith, Registrant set as the redemption date for the Warrants December 31, 1996 (the "Redemption Date").

          Prior to the Redemption Date, holders exercised an aggregate of 3,080,000 of the previously outstanding 3,244,000 Warrants, and as a result Registrant received aggregate proceeds of $18,480,000. With the issuance of the additional 3,080,000 shares upon exercise of Warrants, 22,168,489 shares of Registrant's Common Stock are now outstanding.

          Subsequent to the Redemption Date, the 164,000 warrants that were not exercised were deemed to have expired and thereafter to represent only the right to receive the redemption price of one cent ($0.01) per Warrant upon surrender of the certificates which represented such unexercised Warrants.

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                                    SIGNATURES
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   Pursuant to the requirement of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FOUNTAIN OIL INCORPORATED


Date:   January 3, 1997                By:  /s/Susan E. Palmer
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                                            Susan E. Palmer
                                            Corporate Secretary




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